POWER OF ATTORNEY<br />
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KNOW ALL PERSONS BY THESE PRESENTS that BRIDGE STREET 2016<br /> OFFSHORE, L.P. (the "Company") does hereby make, constitute and<br /> appoint each of Jamison Yardley and Nathan R. Burby, acting<br /> individually, its true and lawful attorney, to execute and<br /> deliver in its name and on its behalf whether the Company is<br /> acting individually or as representative of others, any and all<br /> filings required to be made by the Company under the Securities<br /> Exchange Act of 1934, (as amended, the "Act"), with respect to<br /> securities which may be deemed to be beneficially owned by the<br /> Company under the Act, giving and granting unto each said<br /> attorney-in-fact power and authority to act in the premises as<br /> fully and to all intents and purposes as the Company might or<br /> could do if personally present by one of its authorized<br /> signatories, hereby ratifying and confirming all that said<br /> attorney-in-fact shall lawfully do or cause to be done by virtue<br /> hereof.<br />
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THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
December 12, 2022 and (ii) such time that it is revoked in<br /> writing by the undersigned; provided that in the event the<br /> attorney-in-fact ceases to be an employee of the Company or its<br /> affiliates or ceases to perform the function in connection with<br /> which he/she was appointed attorney-in-fact prior to such time,<br /> this Power of Attorney shall cease to have effect in relation to<br /> such attorney-in-fact upon such cessation but shall continue in<br /> full force and effect in relation to any remaining<br /> attorneys-in-fact. The Company has the unrestricted right<br /> unilaterally to revoke this Power of Attorney.<br />
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This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
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IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of December 12, 2019.<br />
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BRIDGE STREET 2016 OFFSHORE, L.P.<br />
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By: BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C.,<br />
its General Partner<br />
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By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Vice President